EXHIBIT 23.4


INDEPENDENT AUDITORS' CONSENT


We consent to the use in this Registration Statement of Piedmont Management Company, Inc. on Form S-1 Amendment No. 1 of our report dated February 2, 1995, appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement





/S/ Deloitte & Touche L.L.P.


Parsipany, New Jersey
November 8, 1995